BENNETT JONES

Bennett Jones LLP
1000 ATCO Centre
10035 105th Street
Edmonton Alberta
Canada T5J 3T2
Tel 780.421.8133
Fax 780.421.7951

IN THE CANADIAN INTELLECTUAL PROPERTY OFFICE

TO: COMMISSIONER OF PATENTS
Place du Portage 1
50 Victoria Street
Hull, Quebec K1A 0C9

DATE: July 23, 2002

FILE: 45058.2

RE:	Applicant:	Huazhong Mao.
	Application No:	2,292,244
	Filing Date:	December 14, 1999
	Title:	Bioreactor Systems for Biological Nutrient Removal

Submission of Assignment of Invention

Applicant hereby submits:

1. Assignment of Invention from Huazhong Mao to Tenfei Corporation; and

2. Assignment of Invention from Tenfei Corporation to Aquasol Envirotech Ltd.

Enclosed is our cheque for the sum of $200.00 to cover the filing fees.

Respectfully Submitted:

BENNETT JONES LLP
Agent for the Applicant

45058.2 807

R Registered Domestic Recommandé Régime intérieur

To Destinataire
Name Nom CIPO
Address Adresse 50 VICTORIA ST.
City Ville Hull Province PQ Postal Code Code postal K1A0C9

CANADA POST POSTES CANADA
FOR DELIVERY CONFIRMATION POUR CONFIRMER LA LIVRAISON
1 888 550-6333
www.canadapost.ca
www.postescanada.ca
2002 07 24
EDMONTON AB
Declared Value Valeur déclarée $
Item No. N° de l'article
78 136 804 121

CUSTOMER RECEIPT REÇU DU CLIENT

33-086-584 (98-10)

Office de la propriété intellectuelle du Canada
Un organisme d'Industrie Canada
www.opic.gc.ca

Canadian Intellectual Property Office
An Agency of Industry Canada
www.cipo.gc.ca

COPY

BENNETT JONES LLP
1000 ATCO Centre
10035 - 105 Street
EDMONTON Alberta
T5J 3T2

Date : 2002/10/02

Votre référence/Your Reference :

ENREGISTREMENT/REGISTRATION 05183736

CESSION DROIT EXCLUSIF
ASSIGNMENT FULL INTEREST

DE/FROM MAO, HUAZHONG

A/TO TENFEI CORPORATION

Un document a été enregistré au Bureau des brevets, visant le ou les numéros de brevet(s) et/ou de demande(s) de brevet, apparaissant ci-dessous.

A document has been registered in the Patent Office, against the following patent(s) and/or application(s) for patent.

DEMANDE(S)/APPLICATION(S)

2,292,244

S. Lemieux

Commis aux cessions de brevets/Patent Assignment Clerk

Canada

OPIC CIPO